EXHIBIT 23.3

                     CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to incorporation by reference in the Registration Statement on Form S-3 of Norfolk Southern Corporation of our report dated January 23, 2001, relating to the consolidated balance sheets of Conrail Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders' equity and cash flows, for each of the years in the two-year period ended December 31, 2000, which report appears in the December 31, 2000, Annual Report on Form 10-K of Norfolk Southern Corporation. The consolidated financial statements of Conrail Inc. and subsidiaries as of December 31, 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the year then ended were audited by other auditors whose report thereon dated January 19, 1999, expressed an unqualified opinion on those statements. We also consent to the reference to each of our firms under the heading "Experts" in the Registration Statement.


/s/ KPMG LLP                      /s/ Ernst & Young LLP
------------------------          ------------------------
KPMG LLP                          Ernst & Young LLP
Norfolk, Virginia                 Richmond, Virginia
March 28, 2001                    March 28, 2001